                                                                    EXHIBIT 3.17

                  TRW AUTOMOTIVE FINANCE (LUXEMBOURG), S.A.R.L.

                        PRIVATE LIMITED LIABILITY COMPANY

                               Registered office:
          398, route d'Esch L-1471 Luxembourg Grand Duche de Luxembourg

                 STATUS COORDONNES a la date du 27 Fevrier 2003

                         UPDATED ARTICLES OF ASSOCIATION
                             AS AT FEBRUARY 27, 2003
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           NAME - CORPORATE OBJECTIVES - REGISTERED OFFICE - DURATION

ARTICLE 1. FORM, CORPORATE NAME
-------------------------------

There is hereby established a private limited liability company, which will be governed by the laws pertaining to such an entity (hereafter the "Company"), and in particular by the law of August 10th, 1915 on commercial companies as amended
(hereafter the "Law"), as well as by the present articles of association
(hereafter the "Articles"), which specify in the articles 4, 5, 7 and 12 the exceptional rules applying to single member companies.

The Company will exist under the corporate name of "TRW Automotive Finance
(Luxembourg), S.a.r.l."

ARTICLE 2. CORPORATE OBJECTIVES
-------------------------------

The purpose of the Company shall be to provide direct or indirect financing and/or financial services, in particular granting loans and credits, as well as administrative and marketing assistance ancillary thereto to any of the operating companies of the group and their subsidiaries. In furtherance of the foregoing, the Company may borrow money, in particular from TRW Automotive
Acquisition Corp., formerly Roadster Acquisition Corp., issue securities and other evidences of indebtedness, provide security and issue guarantees for such indebtedness and for the indebtedness of any of the operating companies of the group and their subsidiaries, may lend money to any of the operating companies of the group and their subsidiaries and may guarantee the indebtedness of any of the operating companies of the group and their subsidiaries.

The Company may also take participations, in any form whatsoever, in any commercial, industrial, financial or other, Luxembourg or foreign, enterprises.

In general, the Company may effect all transactions which are necessary or useful to fulfil its object as well as operations directly or indirectly described in this article, however without taking advantage of the Act of July
31st, 1929, on Holding Companies.

ARTICLE 3. REGISTERED OFFICE
----------------------------

                                                                               2

The registered office of the Company is established in Luxembourg.

It may be transferred to any other place in the Grand Duchy of Luxembourg by means of a resolution of an extraordinary general meeting of its shareholders deliberating in the manner provided for amendments to the Articles.

The address of the registered office may be transferred within the municipality by decision of the manager or the board of managers.

The Company may have offices and branches, both in Luxembourg and abroad.

ARTICLE 4. DURATION
-------------------

The Company is established for an unlimited duration.

The Company shall not be dissolved by reason of death, suspension of civil rights, insolvency or bankruptcy of the single shareholder or of one of the shareholders.

                                CAPITAL - SHARES

ARTICLE 5. CORPORATE CAPITAL
----------------------------

The share capital is fixed at EUR 12,500 (twelve thousand and five hundred Euro)
represented by 125 (one hundred and twenty five) shares of EUR 100 (one hundred
Euro) each.

The capital may be changed at any time by a decision of the single shareholder or by a decision of the shareholders' meeting, in accordance with article 12 of the Articles.

ARTICLE 6. SHARES
------------------

Each share entitles to a fraction of the Company's assets and profits of the
Company in direct proportion to the number of shares in existence.

Towards the Company, the Company's shares are indivisible, since only one owner is admitted per share. Joint co-owners have to appoint a sole person as their representative towards the Company.

ARTICLE 7. TRANSFER OF SHARES
-----------------------------

In case of a single shareholder, the Company's shares held by the single shareholder are freely transferable.

In the case of plurality of shareholders, the shares held by each shareholder may be transferred by application of the requirements of article 189 of the Law.

                           MANAGEMENT AND SHAREHOLDERS

ARTICLE 8. BOARD OF MANAGERS
----------------------------

                                                                               3

The Company is managed by one or more managers. If several managers have been appointed, they will constitute a board of managers ("conseil de gerance").

The managers need not to be shareholders. The managers may be removed at any time, with or without cause, by a resolution of shareholders holding a majority of votes.

ARTICLE 9. POWERS OF THE BOARD OF MANAGERS
------------------------------------------

In dealing with third parties, the manager, or in case of plurality of managers, the board of managers will have all powers to act in the name of the Company in all circumstances and to carry out and approve all acts and operations consistent with the Company's objects and provided the terms of this article 9 shall have been complied with.

All powers not expressly reserved by law or the present Articles to the general meeting of shareholders fall within the competence of the manager, or in case of plurality of managers, of the board of managers.

In case of a single manager, the Company shall be validly committed towards third parties by the sole signature of its single manager.

In case of plurality of managers, the Company will be validly committed towards third parties by the sole signature of any one of them.

The manager, or in case of plurality of managers, the board of managers may sub-delegate his powers for specific tasks to one or several ad hoc agents.

The manager, or in case of plurality of managers, the board of managers will determine this agent's responsibilities and remuneration (if any), the duration of the period of representation and any other relevant conditions of his agency.

ARTICLE 10. MEETINGS AND DECISIONS OF THE BOARD OF MANAGERS
-----------------------------------------------------------

The board of managers may elect a chairman from among its members. If the chairman is unable to be present, his place will be taken by election among managers present at the meeting.

The board of managers may elect a secretary from among its members.

The meetings of the board of managers are convened by the chairman, the secretary or by any two managers. The board of managers may validly debate without prior notice if all the managers are present or represented. A manager may be represented by another member of the board of managers.

The board of managers can only validly debate and take decisions if a majority of its members is present or represented by proxies. Any decisions by the board of managers shall require a simple majority. In case of ballot, the chairman of the meeting has a casting vote.

One or more managers may participate in a meeting by means of a conference call or by any similar means of communication initiated from Luxembourg enabling thus several persons

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participating therein to simultaneously communicate with each other. Such participation shall be deemed equal to a physical presence at the meeting. Such a decision can be documented in a single document or in several separate documents having the same content signed by all the members having participated.

A written decision, signed by all the managers, is proper and valid as though it had been adopted at a meeting of the board of managers, which was duly convened and held.

Such a decision can be documented in a single document or in several separate documents having the same content signed by all the members of the board of managers.

ARTICLE 11. LIABILITY OF THE MANAGERS
-------------------------------------

The members of the board of managers assume, by reason of their position, no personal liability in relation to any commitment validly made by them in the name of the Company.

                             SHAREHOLDERS DECISIONS

ARTICLE 12. SHAREHOLDERS DECISIONS
----------------------------------

The single shareholder assumes all powers conferred to the general shareholders'
meeting.

In case of a plurality of shareholders, each shareholder may take part in collective decisions irrespectively of the number of shares, which he owns. Each shareholder has voting rights commensurate with his shareholding. Collective decisions are only validly taken insofar as they are adopted by shareholders owning more than half of the share capital.

However, resolutions to amend the Articles may only be adopted by the majority of the shareholders owning at least three-quarters of the Company's share capital, subject to the provisions of the Law.

                         FINANCIAL YEAR - BALANCE SHEET

ARTICLE 13. FINANCIAL YEAR
--------------------------

The Company's financial year begins on the 1st of January and ends on the 31st of December of each year.

ARTICLE 14. ADOPTION OF FINANCIAL STATEMENTS
--------------------------------------------

At the end of each financial year, the Company's accounts are established and the board of managers prepares an inventory including an indication of the value of the Company's assets and liabilities.

Each shareholder may inspect the above inventory and balance sheet at the
Company's registered office.

ARTICLE 15. DISTRIBUTION RIGHTS
-------------------------------

                                                                               5

The gross profits of the Company stated in the annual accounts, after deduction of general expenses, amortization and expenses represent the net profit. An amount equal to five per cent (5%) of the net profit of the Company is allocated to the legal reserve, until this reserve amounts to ten per cent (10%) of the
Company's share capital.

The balance of the net profit may be distributed to the shareholder(s) in proportion to his/their shareholding in the Company.

                            WINDING-UP - LIQUIDATION

ARTICLE 16. WINDING-UP, LIQUIDATION
-----------------------------------

The Company may be dissolved by a decision of the shareholder(s).

A sole shareholder can decide to dissolve the Company and to proceed to its liquidation, assuming personally the payment of all its assets and liabilities, known or unknown of the Company.

At the time of winding up the Company, the liquidation will be carried out by one or several liquidators, shareholders or not, appointed by the shareholders who shall determine their powers and remuneration.

                                 APPLICABLE LAW

ARTICLE 17. APPLICABLE LAW
--------------------------

Reference is made to the provisions of the Law for all matters for which no specific provision is made in these Articles.

                 TRUE CERTIFIED COPY OF THE UPDATED ARTICLES OF
                      ASSOCIATION AS AT FEBRUARY 27, 2003.

           UNDERSIGNED IN LUXEMBOURG, THIS 28TH DAY OF FEBRUARY, 2003.